FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934

                         Date of Report: December 11, 1998

                            BORG-WARNER AUTOMOTIVE, INC.
               (Exact name of registrant as specified in its charter)

             Delaware            1-12162                     13-3404508
(State of Incorporation)(Commission File No.)(IRS Employer Identification No.)

                 200 South Michigan Avenue, Chicago, Illinois 60604
                      (address of principal executive offices)

          Registrant's telephone number, including area code: 312/322-8500

Item 5. Other Events

     On December 11, 1998, Borg-Warner Automotive, Inc. issued the press release attached as Exhibit 99.1 announcing that it has completed the purchase of the turbocharger systems division of AG Kuhnle, Kopp & Kausch. The information contained in the press release is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

     (99.1)    Borg-Warner Automotive, Inc. Press Release dated December 11,
               1998.


Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under-signed, hereunto duly authorized.

                                   BORG-WARNER AUTOMOTIVE, INC.



                                   By: /s/ Vincent M. Lichtenberger
                                        ----------------------------
                                        Vincent M. Lichtenberger
                                        Assistant Secretary


Dated: December 11, 1998

EXHIBIT INDEX

(99.1)    Borg-Warner Automotive, Inc. Press Release dated December 11, 1998.